Violin Memory Announces Fiscal Fourth Quarter and Fiscal Year 2016 Financial Results and Restructuring Plan

SANTA CLARA, CA -- (Marketwired - March 10, 2016) - Violin Memory(R), Inc. (NYSE: VMEM), a global pioneer of award-winning all-flash storage platform solutions for primary storage and active workloads, today announced financial results for the fiscal fourth quarter and fiscal year ended January 31, 2016.

Violin Memory today also announced a restructuring plan focused on aligning its expense structure with current revenue expectations. In connection with the restructuring plan, the Company reduced headcount by approximately 25% from the ending headcount as of October 31, 2015. The Company has notified those affected by the workforce reduction and has taken steps to ensure a smooth transition.

The Company anticipates these actions to result in a reduction of quarterly non-GAAP operating expenses of approximately 33% when compared to the fiscal third quarter ended October 31, 2015. As a result, the Company expects operating expenses to be between $16 million and $17 million per quarter and its cash burn rate to be less than $10 million per quarter beginning with its fiscal second quarter ending July 31, 2016. More information about the restructuring plan will be provided during the Company's conference call today.

Fourth Quarter Fiscal 2016 Financial Highlights

--  Fourth quarter fiscal 2016 revenue of $10.9 million
--  Fourth quarter fiscal 2016 GAAP(1) gross margin of 38%
--  Fourth quarter fiscal 2016 non-GAAP(2) gross margin of 48%
--  Fourth quarter fiscal 2016 GAAP net loss of $0.26 per share
--  Fourth quarter fiscal 2016 non-GAAP net loss of $0.20 per share

Fiscal Year 2016 Financial Highlights

--  Fiscal year 2016 revenue of $50.9 million
--  Fiscal year 2016 GAAP(1) gross margin of 44%
--  Fiscal year 2016 non-GAAP(2) gross margin of 49%
--  Fiscal year 2016 GAAP net loss of $1.02 per share
--  Fiscal year 2016 non-GAAP net loss of $0.80 per share

"The review of strategic alternatives, which Violin conducted with Jefferies, has produced multiple strategic go-to-market and technology relationship opportunities, which we intend to pursue. We have also concluded the formal review process, thereby returning the company's focus to growth and profitability. In support of this, Violin has reset its cost structure to provide a pathway to profitability over the next 18-24 months without the need to raise additional capital," said Kevin DeNuccio, President and CEO Violin Memory. "Furthermore, the Flash Storage Platform, which achieved $17 million in sales in its first year of release, is positioned as the feature and performance standard for primary storage, a market segment that is poised to accelerate."

Fourth Quarter Fiscal 2016 Financial Results

Fourth quarter fiscal 2016 revenue was $10.9 million, 13% lower sequentially compared to $12.5 million reported in the third quarter of fiscal 2016, and 47% lower compared to $20.5 million reported in the fourth quarter of fiscal year 2015.

Fourth quarter fiscal 2016 GAAP gross margin was 38% compared to 51% reported in the third quarter of fiscal 2016 and compared to (50)% reported in the fourth quarter of fiscal year 2015.

Fourth quarter fiscal 2016 non-GAAP gross margin was 48% compared to 56% reported in the third quarter of fiscal 2016 and compared to 50% reported in the fourth quarter of fiscal year 2015.

Fourth quarter fiscal 2016 GAAP net loss was $25.5 million, or $0.26 per share, compared to third quarter fiscal 2016 GAAP net loss of $22.7 million, or $0.23 per share and compared to fourth quarter fiscal 2015 GAAP net loss of $46.8 million, or $0.50 per share.

Fourth quarter fiscal 2016 GAAP net loss included stock-based compensation expense of $6.1 million. Excluding stock-based compensation expense, fourth quarter fiscal 2016 non-GAAP net loss was $19.4 million, or $0.20 per share, compared to third quarter fiscal 2016 non-GAAP net loss of $18.6 million, or $0.19 per share, and compared to fourth quarter fiscal 2015 non-GAAP net loss of $18.1 million, or $0.19 per share.

Cash and cash equivalents, restricted cash and short-term investments totaled $76.0 million as of January 31, 2016.

Fiscal Year 2016 Financial Results

Fiscal year 2016 revenue was $50.9 million, 36% lower compared to $79.0 million reported for fiscal year 2015.

Fiscal year 2016 GAAP gross margin was 44% compared to 26% reported in fiscal year 2015. Fiscal year 2016 non-GAAP gross margin was 49% compared to 52% reported in fiscal year 2015.

Fiscal year 2016 GAAP net loss was $99.1 million, or $1.02 per share, compared to fiscal year 2015 GAAP net loss of $108.9 million, or $1.20 per share.

Fiscal year 2016 GAAP net loss included stock-based compensation expense of $21.4 million. Excluding stock-based compensation, fiscal year 2016 non-GAAP net loss was $77.7 million, or $0.80 per share, compared to fiscal year 2015 non-GAAP net loss of $76.0 million, or $0.84 per share.

Business Outlook

The Company will provide additional guidance during today's conference call. Guidance will be posted on Violin Memory's investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for items such as stock-based compensation expense, amortization of acquired intangibles, restructuring or impairment charges and litigation settlements. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis.

(1) Generally Accepted Accounting Principles.

(2) A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading "Non-GAAP Financial Measures."

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. Pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID #58102855.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances adjusted for stock-based compensation expense, inventory provisions due to product transition, restructuring charges, loss on debt extinguishment, amortization of acquired intangibles, litigation settlement, gain on sale of the PCIe product line and impairment of cost method investment.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the anticipated reduction of operating expenses of approximately 33% when compared to the fiscal third quarter ended October 31, 2015; the expectations that operating expenses will be between $16 million and $17 million per quarter and that the Company's cash burn rate will be less than $10 million per quarter beginning with its fiscal second quarter ending July 31, 2016; the opportunities for strategic go to market and technology relationships; the conclusion of the review of strategic alternatives; the Company's ability to focus on growth and profitability; the Company's ability to maintain the cost structure required to provide a pathway to profitability over the next 18-24 months without the need for additional capital; the future market for the Company's Flash Storage Platform products; the performance of the Company's Flash Storage Products; and the Company's future business plans and strategy.

There are a number of risks and uncertainties that could affect the Company's performance and financial results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company's Report on Form 10-Q for the third quarter of fiscal year 2016 which was filed with the SEC on December 4, 2015, and is available on the Company's investor relations website at investor.violin-memory.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory, the industry pioneer in All Flash Arrays, is the agile innovator, transforming the speed of business with enterprise-grade data services software on its leadership Flash Storage Platforms(TM). Violin Concerto(TM) OS 7 delivers complete data protection and data reduction services and consistent high performance in a storage operating system fully integrated with Violin's patented Flash Fabric Architecture(TM) for cloud, enterprise and virtualized business and mission-critical storage applications. Violin Flash Storage Platforms are designed for primary storage applications at costs below traditional hard disk arrays and accelerate breakthrough CAPEX and OPEX savings while helping customers build the next generation data center. Violin Flash Storage Platforms and All Flash Arrays enhance business agility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website. For more information about Violin Memory, including Violin Memory's trademarks, visit www.violin-memory.com.

                            VIOLIN MEMORY, INC.
              Condensed Consolidated Statements of Operations
              (Unaudited; in thousands, except per share data)

                            Three Months Ended              Year Ended

                       January    October    January    January    January
                         31,        31,        31,        31,        31,
                        2016       2015       2015       2016       2015
                     ---------- ---------- ---------- ---------- ----------

Revenue:
  Product revenue     $   4,346  $   6,326  $  14,530  $  27,342  $  58,378
  Service revenue         6,578      6,213      5,990     23,525     20,597
                     ---------- ---------- ---------- ---------- ----------
    Total revenue        10,924     12,539     20,520     50,867     78,975
                     ---------- ---------- ---------- ---------- ----------
Cost of revenue:
  Cost of product
   revenue (1)            3,692      3,383      8,373     17,177     30,450
  Inventory
   provisions                 -          -     19,928          -     19,928
  Cost of service
   revenue (1)            3,067      2,785      2,421     11,404      8,389
                     ---------- ---------- ---------- ---------- ----------
    Total cost of
     revenue              6,759      6,168     30,722     28,581     58,767
                     ---------- ---------- ---------- ---------- ----------
    Gross profit
     (loss)               4,165      6,371    (10,202)    22,286     20,208
                     ---------- ---------- ---------- ---------- ----------
Operating expenses:
  Sales and marketing
   (1)                   14,479     14,049     14,871     55,623     61,871
  Research and
   development (1)        9,480     10,110     10,724     41,696     52,091
  General and
   administrative (1)     3,850      3,456      4,769     17,165     20,645
  Gain on sale of
   PCIe product line          -          -          -          -    (17,448)
  Restructuring
   charges                    -          -          -          -      3,062
  Litigation
   settlement                 -          -          -          -        652
                     ---------- ---------- ---------- ---------- ----------
    Total operating
     expenses            27,809     27,615     30,364    114,484    120,873
                     ---------- ---------- ---------- ---------- ----------
    Loss from
     operations         (23,644)   (21,244)   (40,566)   (92,198)  (100,665)
Other income
 (expense), net             (90)       126     (4,421)       (11)    (4,910)
Interest and other
 financing expense       (1,623)    (1,649)    (1,791)    (6,716)    (3,205)
                     ---------- ---------- ---------- ---------- ----------
    Loss before
     income taxes       (25,357)   (22,767)   (46,778)   (98,925)  (108,780)
Provision for
 (benefit from)
 income taxes               157        (98)        43        142        123
                     ---------- ---------- ---------- ---------- ----------
    Net loss          $ (25,514) $ (22,669) $ (46,821) $ (99,067) $(108,903)
                     ========== ========== ========== ========== ==========
Net loss per share of
 common stock,
basic and diluted     $   (0.26) $   (0.23) $   (0.50) $   (1.02) $   (1.20)
                     ========== ========== ========== ========== ==========
Shares used in
 computing net loss
 per
share of common
 stock, basic and
 diluted                 98,363     97,556     93,611     97,008     90,959
                     ========== ========== ========== ========== ==========
(1)Includes stock-
   based compensation
   expense as
   follows:

  Cost of product
   revenue            $     402  $     232  $     104  $   1,155  $     718
  Cost of service
   revenue                  650        383        268      1,702        658
  Sales and marketing     1,677        786        879      4,744      4,792
  Research and
   development            1,647      1,582      1,735      7,183      9,570
  General and
   administrative         1,732      1,052      2,277      6,577      7,228
                     ---------- ---------- ---------- ---------- ----------
                      $   6,108  $   4,035  $   5,263  $  21,361  $  22,966
                     ========== ========== ========== ========== ==========

                            VIOLIN MEMORY, INC.
                   Condensed Consolidated Balance Sheets
                         (Unaudited; in thousands)

                                                          January 31,
                                                    -----------------------
                                                        2016        2015
                                                    ----------- -----------
                       Assets
Current assets:
  Cash and cash equivalents                          $   23,921  $   93,432
  Restricted cash                                        10,000       2,300
  Short-term investments                                 42,058      60,483
  Accounts receivable, net                                5,308      15,080
  Inventory                                              12,001      10,322
  Other current assets                                    4,170       5,949
                                                    ----------- -----------
    Total current assets                                 97,458     187,566
Property and equipment, net                               9,322       9,863
Intangibles and other assets                              8,603      10,806
                                                    ----------- -----------
                                                     $  115,383  $  208,235
                                                    =========== ===========

   Liabilities and Stockholders' (Deficit) Equity
Current liabilities:
  Short-term borrowings                              $   13,398  $   10,000
  Accounts payable                                        3,747      11,065
  Accrued liabilities                                    13,420      18,024
  Deferred revenue                                       13,006      15,635
                                                    ----------- -----------
    Total current liabilities                            43,571      54,724
Deferred revenue, noncurrent                              6,239      10,398
Long-term liabilities                                       425       1,707
Convertible senior notes                                120,000     120,000
                                                    ----------- -----------
    Total liabilities                                   170,235     186,829
                                                    ----------- -----------

Stockholders' (deficit) equity:
  Preferred stock                                             -           -
  Common stock                                               10           9
  Additional paid-in capital                            505,274     482,674
  Accumulated other comprehensive income                    456         248
  Accumulated deficit                                  (560,592)   (461,525)
                                                    ----------- -----------
    Total stockholders' (deficit) equity                (54,852)     21,406
                                                    ----------- -----------
                                                     $  115,383  $  208,235
                                                    =========== ===========

                            VIOLIN MEMORY, INC.
              Condensed Consolidated Statements of Cash Flows
                         (Unaudited; in thousands)

                                                           Year Ended

                                                    January 31, January 31,
                                                        2016        2015
                                                    ----------- -----------

Cash flows from operating activities:
Net loss                                             $  (99,067) $ (108,903)
Adjustments to reconcile net loss to net cash used
 in operating activities:
  Depreciation and amortization                           8,667      10,961
  Gain on sale of PCIe product line                           -     (17,448)
  Accretion of debt issuance costs to interest
   expense                                                1,667         639
  Gain on sale of long-term investment                     (360)          -
  Provision for excess and obsolete inventory            (3,478)     20,961
  Loss on extinguishment of debt                              -         372
  Impairment of assets                                        -       3,470
  Stock-based compensation                               21,361      22,966
  Changes in operating assets and liabilities, net:
    Accounts receivable                                   9,772       5,975
    Inventory                                             1,862       9,076
    Other assets                                          1,473         531
    Accounts payable                                     (7,774)    (11,804)
    Accrued liabilities                                  (5,926)    (17,097)
    Deferred revenue                                     (6,788)        798
                                                    ----------- -----------
      Net cash used in operating activities             (78,591)    (79,503)
                                                    ----------- -----------

Cash flows from investing activities:
  Purchase of property and equipment                     (6,891)    (11,745)
  Proceeds from sale of PCIe product line                     -      23,000
  Increase in restricted cash                            (7,700)     (2,300)
  Purchase of investments                               (52,373)    (57,396)
  Proceeds from sale and maturity of investments         71,198      56,017
                                                    ----------- -----------
      Net cash provided by investing activities           4,234       7,576
                                                    ----------- -----------

Cash flows from financing activities:
  Proceeds from issuance of convertible notes, net
   of issuance costs                                          -     115,397
  Proceeds from sale of common stock, net of
   issuance costs                                             -         908
  Proceeds from debt and line of credit, net of
   facility set-up costs                                 45,015      46,776
  Repayment of debt and line of credit                  (41,618)    (37,326)
  Proceeds from exercise of common stock options,
   net                                                    1,240       3,169
  Taxes paid related to net share settlement of
   equity awards                                            (17)     (3,971)
                                                    ----------- -----------
      Net cash provided by financing activities           4,620     124,953
                                                    ----------- -----------
    Effect of exchange rates on cash and cash
     equivalents                                            226         133
                                                    ----------- -----------
      Net increase (decrease) in cash and cash
       equivalents                                      (69,511)     53,159
Cash and cash equivalents at beginning of year           93,432      40,273
                                                    ----------- -----------
Cash and cash equivalents at end of period           $   23,921  $   93,432
                                                    =========== ===========

                            VIOLIN MEMORY, INC.
                Reconciliation of GAAP to Non-GAAP Measures
              (Unaudited; in thousands, except per share data)

                            Three Months Ended              Year Ended
                     -------------------------------- ---------------------
                       January    October    January    January    January
                         31,        31,        31,        31,        31,
                        2016       2015       2015       2016       2015
                     ---------- ---------- ---------- ---------- ----------

Gross profit (loss)
 (GAAP)               $   4,165  $   6,371  $ (10,202) $  22,286  $  20,208
  Stock-based
   compensation           1,052        616        372      2,857      1,376
  Inventory
   provisions due to
   product transition         -          -     19,928          -     19,928
  Amortization of
   acquired
   intangibles                -          -         74         14        407
                     ---------- ---------- ---------- ---------- ----------
Gross profit (loss)
 (Non-GAAP)           $   5,217  $   6,987  $  10,172  $  25,157  $  41,919
                     ========== ========== ========== ========== ==========

Operating expenses
 (GAAP)               $  27,809  $  27,615  $  30,364  $ 114,484  $ 120,873
  Stock-based
   compensation          (5,056)    (3,419)    (4,891)   (18,504)   (21,590)
  Gain on sale of
   PCIe product line          -          -          -          -     17,448
  Restructuring
   charges                    -          -          -          -     (3,062)
  Litigation
   settlement                 -          -          -          -       (652)
                     ---------- ---------- ---------- ---------- ----------
Operating expenses
 (Non-GAAP)           $  22,753  $  24,196  $  25,473  $  95,980  $ 113,017
                     ========== ========== ========== ========== ==========

Net loss (GAAP)       $ (25,514) $ (22,669) $ (46,821) $ (99,067) $(108,903)
  Stock-based
   compensation           6,108      4,035      5,263     21,361     22,966
  Inventory
   provisions due to
   product transition         -          -     19,928          -     19,928
  Restructuring
   charges                    -          -          -          -      3,062
  Loss on debt
   extinguishment             -          -          -          -        372
  Amortization of
   acquired
   intangibles                -          -         74         14        407
  Litigation
   settlement                 -          -          -          -        652
  Gain on sale of
   PCIe product line          -          -          -          -    (17,448)
  Impairment of cost
   method investment          -          -      3,470          -      3,470
                     ---------- ---------- ---------- ---------- ----------
Net loss (Non-GAAP)   $ (19,406) $ (18,634) $ (18,086) $ (77,692) $ (75,494)
                     ========== ========== ========== ========== ==========

Net loss per common
 share, basic and
 diluted (GAAP)       $   (0.26) $   (0.23) $   (0.50) $   (1.02) $   (1.20)
  Stock-based
   compensation            0.06       0.04       0.06       0.22       0.25
  Inventory
   provisions due to
   product transition         -          -       0.21          -       0.22
  Restructuring
   charges                    -          -          -          -       0.03
  Loss on debt
   extinguishment             -          -          -          -       0.00
  Amortization of
   acquired
   intangibles                -          -       0.00       0.00       0.00
  Litigation
   settlement                 -          -          -          -       0.01
  Gain on sale of
   PCIe product line          -          -          -          -      (0.19)
  Impairment of cost
   method investment          -          -       0.04          -       0.04
                     ---------- ---------- ---------- ---------- ----------
Net loss per common
 share, basic and
 diluted (Non-GAAP)   $   (0.20) $   (0.19) $   (0.19) $   (0.80) $   (0.84)
                     ========== ========== ========== ========== ==========

Investor Relations Contact:
Olga Dorovskikh
Violin Memory, Inc.
650-396-1525
ir@vmem.com

Media Contact:
Justin Gillespie
10Fold
925-271-8215
violin@10fold.com